Exhibit 10.9

Corporate Loan Receipt of Bank of Dongguan

Quintuplicate

④

Contract No.: D. Y. (0100) 2018 N. D. G. L. D. Zi, No.: 023346

Receipt No.: 2018010000051237 November 30, 2018

Name of Borrower	Guangdong CarHouse E-Commerce Technology Co., Ltd.			Loan-granting Account No.:										The sheet is kept by the borrower after being sealed by the bank.
				Settlement Account No.		**********
Amount of Loan	RMB (In capital words): RMB Two Million Yuan Only					Amount
							¥2	0	0	0	0	0	0
Level of Interest Rate Term	Six months to one year (including)	Benchmark Interest Rate (%)	4.35	Range of upwards / downwards floating (%)	60		Interest Rate Enforceable (%)	6.96
Type of Interest Rate	Fixed Interest Rate	Adjustment Ways of Interest Rate	/	Ways of Repayment	Method of One-time Repayment once due	Period of Repayment	One-time Repayment once due	Period of Interest Settlement		Settle on a monthly basis
Usage	Pay for the goods			Term of Loan		From November 30, 2018 to November 29, 2019

It has been approved to grant the above-mentioned loan and it has been transferred into your company’s account.

With best regards,

Institution:

Bank’s seal: Bank of Dongguan Dongguan Branch – Business Finished (21) –November 30, 2018 (seal)

Main person in charge of operation: (signature)							Person in charge: (signature)

Working Capital Loan Contract

(Version 2015)

Bank of Dongguan

Please Kindly Note that

I. In order to safeguard your interests, please read the following precautions carefully before signing the Contract:

1. You’ve carefully read all the terms and the conditions of the contracts and known their meaning;

2. You’ve ascertained that the relevant certificates and information provided to the bank are authentic, valid, complete and legal;

3. You’ve ascertained that you yourself have the right to sign the contract, and also known the right that you will enjoy and the obligations which you should assume after the contract is signed;

4. You’ve confirmedly known that you should the legal and economic liabilities correspondingly for your any fraudulent and illegal acts;

5. You will sign and perform the contract lawfully on a voluntary basis in the principles of honesty and good faith; and

6. Please fill in what you need to complete neatly with a blue, black or sign pen.

II. If there are any questions in the contract, please consult wit Bank of Dongguan Co., Ltd before signing the contract.

Party A (Borrower): See Article 18 of the contract.

Party B (Lender): See Article 18 of the contract.

The contract is entered into by and between Party A and Party B through negotiations in accordance with relevant laws, regulations and laws of the People’s Republic of China in the principles of fairness, willingness, honesty and good faith.

Article 1 Amount of Loan See Article 20 of the contract for more information.

Article 2 Term of Loan See Article 21 of the contract for more information.

Article 3 Usage of Loan See Article 22 of the contract for more information.

Article 4 Interest Rate See Article 23 of the contract for more information.

Article 5 Granting of Loan

I. Request Date of Utilization See Article 24 of the contract for more information.

II. Conditions Precedent to the Granting of Loan

Unless otherwise waived by Part B, Party B has the obligation to grant a loan as long as all the following precedent conditions are met:

1. Party A has carried out all the formalities of approval, registration, insurance, delivery for the loan under the contract as well as all other legal formalities in accordance with the provisions of relevant laws, regulations and rules;

2. If there are any securities under the contract, the security which has been in compliance with Party B’s requirements has been valid and continuously effect;

3. There is not any of the defaults stipulated by the contract occurring in Party A;

4. There is not any material adverse event occurring in Party A and / or the Guarantor which may be sufficient to affect the safety of loan;

5. No laws, regulations or rules nor no competent authorities can prohibit and restrict Party B to grant the loan under the contract;

6. The relevant account has been opened as stipulated by the contract; and

7. For any other conditions required by Party B, see Article 25 of the contract for more information.

III. Payment of Loan Fund

1. The ways for loan fund payment under the contract is divided into the payment by Party B under entrustment and the payment by Party A independently.

The payment by Party B under entrustment refers to that, in accordance with the request of utilization made by Party A and the payment under entrustment, Party B pays the loan fund to Party A’s transaction object which is in compliance with the usage of loan, via the bank settlement account opened by Party A at Party B (for more specific information on the account, see Article 26 of the contract).

The payment by Party A independently refers to that, in accordance with the request of utilization made by Party A and the payment under entrustment, Party B pays the loan fund directly to Party A’s bank settlement account via which Party A pays it independently to Party A’s transaction object which is in compliance with the usage of loan.

2. For the determination of payment ways, see Article 27 of the Contract for more information.

3. Party B has, in its own sole discretion, the right to determine the ways of payment for the loan fund under the contract in accordance with the laws, the rules and regulations, regulatory systems and internal rules and regulations as well as the relevant data provided by Party A; and also has the right to adjust the payment conditions of loan fund, for which Party A has no objections.

4. Party A should be regarded to successfully utilize it immediately once the loan fund is transferred into Party A’s settlement account, and Party A should perform its obligation of repayment under the contract. Party A should be liable for any consequences arising from the enforcement measures taken by the competent authority, including but not limited to frozen account and deduction after the loan fund is transferred into Party A’s settlement account. Moreover, Party A is still obliged to perform the repayment obligation of the principal together with the interest and should compensate Party B with all the losses arising there-from.

5. For payment by Party B under entrustment, Party A should provide the transaction data including the power of attorney for payment and commercial contract as required by Party B, while Party B should be responsible for reviewing the above-mentioned data and carries out the formalities of granting the loan for Party B after being reviewing. Otherwise, Party B has the right to refuse the granting of loan.

6. The review made by Party B for the above-mentioned data does not mean that Party B has confirmed the authenticity of Party A’s transaction as well as its legality and compliance nor mean that Party B is required to assume the obligations and liabilities for Party A due to Party B’s intervention into Party A and its transaction counterparty or any third party’s dispute or demand. Party B will not assume any liabilities for Party B’s failure to complete the payment under entrustment in time due to the inauthenticity, inaccuracy or incompleteness of data provided by Party A, and Party A’s obligation of repayment incurred under the contract will not in any way be affected.

7. Refund See Article 28 of the contract for more information.

8. Party A should not dispose of the loan fund paid under entrustment in any ways (including but not limited to transfer or appropriation). All the risks, liabilities and losses arising from the failure to pay, the error in paying or delay in paying the loan fund due to Party B’s mistake, should be wholly assumed by Party A. In addition, all the losses incurred by Party B should be compensated by Party A.

9. Party A should not violate the provisions of the contract in avoiding the payment by Party B under entrustment in the way of breaking the whole into parts.

10. For the payment by Party A independently, Party A should provide the relevant data including commercial contract, proving the authenticity of transaction background. If Party A fails to provide prior to the granting of the loan due to some objective reasons, Party A should supplement the above-mentioned data within 30 days after the granting of the loan with the consent of Party B.

11. For payment obligation of independent payment, see Article 29 of the contract for more information.

12. If Party A faces the decrease in its credit status, its main business profitability, the abnormality in usage of loan fund or any other illegal acts or has any of new regulatory requirements promulgated by the banking regulatory authority, both parties should supplement the conditions for granting the loan and payment through negotiations or Party B directly stop granting and paying the loan fund.

Article 6 Repayment

I. Principle of Repayment

Any repayment made by Party A under the contract should be, firstly, used to discharge all kinds of expenses which should be assumed by Party A and have been advanced by Party B, as well as the expenses arising from the realization of Party B’s creditors and guaranteed rights; and the remaining of the repayment should be firstly discharged in accordance with the principle of paying the interest prior to the principal hereof.

II. Payment of Interest

Party A should pay the due interest to Party B at the settlement date of interest. The first payment date of interest should be the first settlement date of interest after the loan is granted. The interest, together with the principal of the loan should be paid off after the loan is due.

III. Ways of Payment See Article 30 of the contract for more information.

IV. Repayment Account

Party A authorizes Party B to deduct the amount repayable from the settlement account (that is, the repayment account. For the repayment account, see Article 31 of the contract for more specific information) opened by Party A at Party B’s system. If the account for deduction under entrustment is an account opened in the name of third person other than Party A, the third person should issue a signed power of attorney, authorization Party B to deduct the amount repayable of Party A from the account. Party A should deposit the amount repayable in full into the repayment account prior to each repayment date of interest and principal. If the repayment account is frozen or suspended payment, Party A should carry out the formalities of repayment at the counter of Party B without delay.

V. Account of Fund Withdrawal

Party A should, at the request of Party B, designate the account of fund withdrawal (for the account of fund withdrawal, see Article 32 of the contract for more specific information), Party B should conduct regulatory control over the account and have the right to deduct the amount repayable directly from Party A, and Party A should, at the request of Party B, provide the information on the flow into and out of the account of fund withdrawal.

Article 7 Repayment in Advance

I. When Party A repays the interest in advance, Party A should inform Party B of it.

II. When Party A repays the principal in advance, such repayment should be in compliance with the provisions of Article 33 of the contract, Party A can fully or partially repay the principal and the interest of the loan with the consent of Party B.

For the principal repaid by Party A in advance, the interest should be calculated at the number of days for its actual usage and the interest rate as stipulated by the contract.

III. If Party A repays the loan in advance, Party A should carry out the formalities for repayment at the business counter or other channel designated by Party B.

Article 8 Extension of the loan

If Party A requires to extend the loan, such extension should meet the provisions as stipulated in Article 34 of the contract. If the loan is extended with the review and consent of Party B, the loan under the contract may be extended correspondingly only after the parties sign the relevant extension contract provided that a written opinion to continually provide the security is obtained from the guarantor. As the continual of the contract, the formalities of change for insurance and guarantee should be carried out correspondingly as the request of Party B.

If Party A fails to apply for such extension or such extension applied does not obtain the approval, its loan should be dealt with in accordance with the provisions for overdue loan as of the following day of its due date.

Article 9 Guarantee of Loan See Article 35 of the contract for more information.

Article10 Party A’s representations and warranties

I. Party A represents as follows:

1. Party A is a duly registered and lawfully existing company and has the full capacity for civil rights and the capacity for conduct required to sign and perform the contract.

2. Signing and performance of the contract is the expression of Party A’s true meaning and to have obtained the legal and effective authorization required in accordance with the Articles of Association or any other internal management documents. Moreover, such signing and performance thereof will not breach any agreements, contracts and other legal documents which may be binding upon Party A. Party A has obtained or will obtain all the approvals, permits, filing or registration required to sign and perform the contract.

3. All the documents, financial statements, vouchers and any other data provided by Party A to Party B under the contract are true, complete, accurate and effective.

4. The transaction background applied by Party A to conduct businesses is true and lawful but not for any illegal purposes including money laundering.

5. Party A does not conceal to Party B any matters which may affect its or the guarantor’s financial status or capacity to perform the contract; and

6. For any other matters represented by Party A, see Article 36 (1) of the contract for more information.

II. Party A warranties as follows:

1. To submit to Party B its financial statements (including but not limited to annual statement, quarterly statement and monthly statement ), as well as any other relevant data on a regular basis or in time at the request of Party B, and the financial statements are true, accurate, complete and effective;

2. To provide to Party B all the documents and data relating to the loan at the request of Party B, actively cooperate with and assist Party B in performing the contract and using such credit loan, provide all the information on inspection, investigation and supervision of production operation, fund and financial activities as they are (including the information before and after the loan); undertake to cooperate with Party B in managing and paying the loan, post-loan inspection and relevant inspection and management works based on the methods of China Banking Regulatory Commission (CBRC) (or any other statutory financial regulatory authority) concerning management of loans; and provide the borrower with the true information on payment and transfer of the loan;

3. Party A warranties to pay the loan fund according to the contract rather than avoid the payment by Party B under entrustment via the ways incl. breaking the whole into parts. At the same time, Party A warranties to accept and actively cooperate with Party B in managing and monitoring all kind of accounts as stipulated in the contract. When Party B finds any abnormal changes in the flow of fund out of the above-mentioned accounts, Party B has the right to ask Party A to explain and Party A should warranty to provide relevant written explanations within two (2) working days after Party B provides such requirements. If there is any abnormal conditions in Party A’s fund withdrawal which may affect the source of repayment, Party B has the right to decide unilaterally whether to take back the loan in advance.

4. Party A warranties to provide the relevant accurate documents and data involving the loan fund at the request of Party B in time when applying for the utilization according to the contract. If Party A breaks the contract in making the payment to its transaction counterparty or Party B suffers from any losses due to Party A’s failure to provide the above-mentioned data or the provision of any false data, Party A should all the liabilities arising there-from and compensate Party B with such losses.

5. If Party A has entered into or will enter into a counter guarantee agreement or similar agreement with the guarantor under the contract in respect of the obligations warranted by it. The agreement will not prejudice any of Party B’s rights under the contract;

6. If Party A changes its legal representative (person in charge), address or business address, Party A should inform Party B of such change in written form in advance. If there are any other conditions occurring which may affect Party A or the guarantor’s financial status and the capability to perform the contract, including but not limited to close down, suspension of business, dissolution, revocation, (applied) application for bankruptcy, guaranty seized, major lawsuit involved or arbitration case or the person in charge involved in any illegal criminal activities, or difficulties in its operation or becoming worse in financial status or Party A may have any event of default under any other contract, Party A should inform Party B of that in written form immediately.

7. If there are any conditions occurring that may affect Party A or the guarantor’s financial status and the capability to perform the contract, including but not limited to any kinds of changes in any form such as schism, merger (acquisition), joint operation, joint venture, cooperation, contracting, leasing, reorganization, restructuring, mode of business including the plan for listing, decrease in registered capital, equity transfer, shareholding reform; external investment, sales, donation, leasing, lending, transfer, mortgage, pledge or otherwise disposal of major assets, whole or partial assets; undertake major liabilities, substantially increase of debt financing, or new major liabilities created for the guaranty, Party A should obtain the approval from Party B in advance.

8. Party A warranties that its production operation as well as its relevant acts will comply with relevant provisions, including but not limited to industry policies, fiscal taxation policies, market access, environmental assessment, energy-saving and emission reduction, energy consumption and pollution control, resource utilization, land and urban planning as well as labor safety. If Party A breaches one of the above-mentioned or there are any of the above-mentioned risks occurs, Party A agrees that Party B has the right to take the measures including the suspension of granting the loan, taking back the loan in advance, disposal of / pledging of he property in advance, Party A’s addition or consumption of energy or pollution;

9. The order of Party A discharging Party B’s debt should be precedent over its loan from Party A’s shareholder and not lower than the debts similar to other creditors;

10. Party A should not dispose of its own assets by lowering its own capability to discharge the loan and undertakes that the total amount guaranteed externally and the amount guaranteed separately should not exceed the limits as stipulated by its Articles of Association;

11. Party A warranties to Party B that it will repay the principal of the loan together with the interest on schedule, and assume and pay all the relevant expenses arising from the conclusion of the contract, performance of the contract and settle of the disputes, including but not limited to notarization fee, assessment fee and counsel fee as well as the litigation costs, execution fees and attorney’s fees arising from the realization of creditor’s rights; and

12. For any other matters undertaken by Party A, see Article 36 (2) of the contract for more information.

Article 11 Default and Disposal

I. Expected Default and Disposal

If Party B has any conclusive evidences proving that Party A has one of following conditions before granting the loan under the contract, Party B may stop performing the contract:

1. Party A’s business conditions has become seriously deteriorated;

2. Party A has transferred its property or secretly withdrawn its fund to avoid its credits;

3. Party A (including its legal representative) has lost its commercial reputation or is facing major lawsuit and / or arbitration;

4. Any other conditions which have lost or may lose its capacity to perform its obligation of repayment.

If Party A fails to restore its capacity to perform its obligation of repayment and also fails to provide Party B with any proper guarantee within 30 days after Party B stops performing its obligation, Party B may terminate the contract.

II. Party A’s Event of Default and Disposal

1. If there is one of following matters, Party A should constitute or be regarded as Party A’s event of default under the contract.

(1) Party A fails to perform the payment and settlement obligation to Party B in accordance with the loan agreement;

(2) Party A fails to use the obtained fund for the agreed purpose or the withdrawal of funs fails to meet the agreements ;

(3) Party A fails to the loan fund according to the contract or avoid the payment by Party B under entrustment via the ways of breaking the whole into parts;

(4) Party A breaches its representation and warranties;

(5) Even if any condition occurred under the contract may, in the opinion of Party B, affect Party A or the guarantor’s financial status or the capability to perform the obligations under the contract, but Party A fails to provide a new guarantee and replace the guarantor as required ;

(6) Party A and the guarantor have any event of default and other event of cross event under any other contract made by and between Party B or other institution of Bank of Dongguan Co., Ltd.;

(7) Party A fails to make any written statement on the abnormal change of fund flow in the relevant accounts under the contract within the prescribed deadline;

(8) Party A fails to provide any data and documents related to the loan and the loan fund as they are;

(9) Party A terminates its business or the event of dissolution, revocation or bankruptcy occurs;

(10) Other conditions including the conditions of Party A’s business has deteriorated seriously; Party A transfers its property, or withdraw its fund to avoid its debts; Party A (including its legal representative) has lost its commercial reputation or is facing major lawsuits or arbitrations; has lost or may lose its capacity to perform the obligation of repayment;

(11) If the guarantor violates any provisions in the guarantee contract, Party B believes in its own discretion that such violation is sufficient to endanger the realization of the creditor’s rights under the contract;

(12) Party A is punished by the relevant government departments due to its poor environmental and social risk management; Party A is strongly questioned by the public and / or media for its poor environmental and social risk management; any other events of default including the event of cross defaults as agreed by Party A and Party B in environmental and social risk management; and any reasonable statements, guarantees and commitments made by Party A regarding environmental and social risk management have not been seriously fulfilled; and

(13) Other conditions which may, in the opinion of Party B, endanger the safety of other creditor’s rights.

2. In the event that a breach of contract as stipulated in the preceding paragraph occurs, Party B has the right to take the following measures separately or at the same time depending on the specific situation:

(1) To change the ways of paying its loan fund;

(2) To require Party A and the guarantor to correct their breach of contract within a time limit;

(3) To wholly or partially adjust or reduce, suspend or terminate the limit of Party A’s granting credit;

(4) To wholly or partially suspend or terminate the acceptance of Party A’s application for such businesses including the utilization under other contracts made by and between Party A and Party B; and to wholly or partially suspend or terminate issuing or carrying out the formalities of granting credit which has not approved;

(5) To announce the outstanding granting credit and other accounts payable under any other contract by and between Party A and Party B wholly or partially due immediately;

(6) To terminate of business or dissolution, cancellation or bankruptcy of Party A ;

(7) To ask Party A to compensate Party B for any losses caused by its breach of contract;

(8) Only with prior or subsequent notice, Party A can deduct the amount from the account opened by Party A at Party B and other institution of Bank of Dongguan Co., Ltd., in order to wholly or partially discharge Party A’s debts owed to Party B under the contract. Any undue accounts should be considered to be due earlier. If the account currency is different from the valuation currency for granting credit of the specific credit business under the contract, when the valuation currency for granting credit of the specific credit business under the contract is the same currency as the account currency but falls into different currency, the valuation currency of the specific credit business under the contract should be converted according to the spot exchange rate promulgated by Party B at any time point of the day when the amount is deducted. When the valuation currency of the specific credit business under the contract is a kind of foreign currency but the account currency is RMB, the valuation currency of the specific credit business under the contract should be converted according to the selling price of spot exchange promulgated by Party B at any time point of the day when the amount is deducted. When the valuation currency of the specific credit business under the contract is RMB but the account currency is a kind of foreign currency, the valuation currency of the specific credit business under the contract should be converted according to the buying price of spot exchange promulgated by Party B at any time point of the day when the amount is deducted;

(9) To exercise the right of guaranty;

(10) To ask the guarantor to assume the responsibility for guarantee;

(11) To adopt the stricter payment management means or methods than before; include it and its major associated parties into the key monitoring scope of payment; list it into the backlist and submit it to the regulatory authority and the credit-granting organism; and

(12) Other measures taken which Party B thinks it necessary or possible.

III. If Party B is unable to perform the contract to grant the loan due to any changes in national credit policies after Party B and Party A have entered into the contract, Party B should not be regarded as a breach of contract.

Article 12 Reservation of Rights

During the performance of the contract, if Party A delays performing its obligations under the contractual, or if Party B imposes any tolerance or grace on any breach or delay of Party A, it should not impair, affect, or restrict all the rights which Party B should enjoy in accordance with the contract and the laws, regulations and rules and Party B should be regarded to have permitted or given acquiescence for any default acts nor to have waived the right to take any actions against Party A’s current or future breach of contract.

Article 13 Information Protection and Exceptions

I. Party B should properly take care of Party A’s information, financial information and other relevant materials submitted by Party A in performing its obligations under the contract, in order to ensure that it will not be illegally tampered with, abused, sold or used unless otherwise stipulated by other laws, regulations and rules or disclosed by Party B to any third party in accordance with the contract.

II. Party B has the right to provide the information on the contract and other relevant information to the People’s Bank of China Credit Information Basic Database or any other legally established credit databases in accordance with the relevant laws, regulations and rules or other regulatory documents or the requirements of financial regulatory authorities, in order to be enquired and used by the appropriately qualified institutions or the individuals. Party B also has the right to enquire about the relevant information on Party A through the People’s Bank of China Credit Information Basic Database or any other legally established credit databases, for the purposes of the conclusion and performance of the contract.

III. Party B may disclose to any potential assignee or any other person who may make a contract with Party B the relevant information on Party A as Party B may think appropriate for the contract.

Article 14 Notarization

If any party to the contract asks for notarization, the contract should be notarized at a notary office stipulated by the state, and the notarial fees should be borne by Party A.

Both parties A and B agree and confirm that, the contract will become an enforceable creditor’s right instrument once notarized by a notary office. When Party A fails to pay off the principal and interest of the debt owed to Party B on schedule and any other expenses payable or breaches the obligations under the contract, Party B has the right to apply for enforcement to the people’s court with jurisdiction, and Party A agrees to accept the enforcement unconditionally, and renounces its right of defense.

Article 15 Party A and Party B undertake that, in order to reach and / or perform the contract, its and its related director, senior executives, employees, agents or consultants have never violated and will not violate any relevant laws, regulations and rules as well as the disciplinary inspection requirements nor provide any payment or transfer of value directly or indirectly to any governmental official, other party to the contract, any relevant third party and its associated persons, including director, supervisor, senior executives, employees, agents or consultants of its associated party; and the payment or transfer of such value has a commercial bribery, accepts or has an acquiescence of kickbacks or achieves some purpose in any other illegal or improper ways or has an influential effect, including but not limited to monetary funds, tangible / intangible assets, services , employment, business opportunities, etc.

Party A and Party B confirm that, if a party suffers from any damages due to other party’s violation of the foregoing provisions, the party should assume the corresponding liabilities for its breach of contract. If such breach constitutes a crime, it will be transferred to the judicial authority.

If Party A and its working staff find that Party B’s working staff violates the regulations in carrying out the business and misleads the customer in the course of business, holds back without permission or keeps such important information and items including the customers’ password and bank card, ID card, handbook, real estate certificate and so on; receives from the customers and asks for any commercial briberies including the rebates from any customer, intermediary fees, service fees and other property in private while acting for the customers in managing wealth, funds and stock transactions in violation of the rules; asks the customers to provide any benefits or any conveniences to their specific related persons, embezzles and misappropriates the customers’ funds, property and does any other acts to violate the honest disciplines, Party A should promptly report or complain it to Party B. Party A can make feedback or complaints to Party B through any of the following channels: (1) 24-hour service hotline: 40011- 96228; (2) email for online complaint: hzbgs@dongguanbank.cn; and (3) address for letter complaint: Department of Supervision, Bank of Dongguan, No. 21 Tiyu Road, Dongguan City, Guangdong Province.

Article 16 Effectiveness of Contract, Change, Cancellation and Termination

I. The contract should take effect as of the date when both parties sign or seal the contract respectively, till the principal of the creditor’s rights under the contract, the interest, default interest, compound interest, compensations, the cost required to realize the creditor’s rights and all other fees payable under the contract have been wholly discharged.

II. The invalidity or unenforceability of any clause hereof will not affect the validity and enforceability of any other clauses nor impair the effectiveness of the entire contract.

III. After the contract becomes effective, neither Party A nor Party B can change or terminate the contract ahead of time without authorization.

The contract can be changed or amended in written form with negotiations of both parties. Any change or amendment will constitute an integral part of the contract.

IV. The change and dissolution of the contract will not affect the rights of both parties to claim damages, nor affect the effectiveness of the contract relating to the provisions of dispute settlement.

Article 17 Special Prompts

Party B should take reasonable measures to remind Party A of paying more attention to exception clauses or restriction clauses under the contract, and make full explanation to the relevant clauses at the request of Party A. Both Party A and Party B have no objection to the understanding of all the contents of the contract.

【For any other clauses, see the printed (completed) clauses for more information】

The Printed (Completed) Clauses of Working Capital Loan Contract

Contract No .: D. Y. (0100) 2018 N. D. G. L. D. Zi, No. 023346.

Article 18 The parties to the contract are as follows:

Party A (borrower): Guangdong CarHouse E-Commerce Technology Co., Ltd.

Address: Rm. 4801-4810, Taishang Building, No. 11 Dongguan Avenue, Huolianshu Community, Dongcheng District, Dongguan City

Legal Representative / Person in charge: Jiang Haitao Title: Legal representative

Business License No.: 91441900764929776P

Party B (Lender): Bank of Dongguan Co., Ltd. Zhongxinqu Branch

Address: 1F, Non-governmental Finance Building, No. 111 Guantai Road, Nancheng District, Dongguan City

Legal Representative / Person in charge: Wu Xuefeng Title: Person in charge

Tel.: ************** Fax: ************** Postal Code: 523000

Article 19 Place of Signing: Nancheng District, Dongguan City

Article 20 Amount of Loan

Party B has, at the request of Party A, agreed to grant the following loan to Party A: Currency: RMB; Amount: (in capital words) RMB Two million Yuan only (in figures) ¥2, 000, 000. 00.

Article 21 Term of Loan

The period of loan will be valid from November 28, 2018 to November 27, 2019.

The information on actual term of loan, date of granting loan, amount of loan and interest rate of loan should be subject to the contents recorded in the transfer and deposit voucher of the loan under the contract (the receipt for the loan, the same below), to which Party A has no objection. The contract may correspond to multiple receipts of the loan.

Article 22 Usage of Loan

The loan under the contract is used only to pay for the goods.

The working capital loan under the contract should not be used for investment in fixed assets and / or equity, etc. nor used for the fields and usages of production and operation prohibited by the State. Party A should provide the information such as commercial contracts that can prove the usage of the loan. Party A should not change the usage of the loan without the written consent of Party B.

Article 23 Interest Rate

I. Interest Rate of Loan

The interest rate of the loan under the contract is the annual interest rate.

The conversion formula for the interest rate of Hong Kong dollar and British pound: monthly interest rate = annual interest rate / 12, and daily interest rate = annual interest rate / 365.

The conversion formula for the interest rate of any other currency: monthly interest rate = annual interest rate / 12, and daily interest rate =annual interest rate / 360.

The interest rate of loan under the contract is the 1st one of the following interest rates:

1.The fixed interest rate, that is, 6.96%, the interest rate remains unchanged during the term of the loan;

2. The adjustable interest rate, that is, / % (upwards/ downwards) floating on the basis of / (benchmark interest rate / LIBOR / HIBOR) , plus / minus / base point (1 base point = 0.01%). When the benchmark interest rate / LIBOR / HIBOR changes, Party B may adjust the benchmark interest rate of the same grade in the new same term as the original floating range, and the difference point according to the provisions under the contract. Party B will not notify Party A and the guarantor of such adjustment separately. The first one of the following methods is adopted to determine the adjustment method of interest rate for the loan:

(1) Adjustment of daily interest rate corresponding to value date

The interest rate will be adjusted every / (1/3/6/12) months as of the value date. The date of interest rate adjustment is the date corresponding to the first date of interest rate adjustment in the adjustment month. If there is not a date corresponding to the first date of interest rate adjustment in the adjustment month, the last day of the adjustment month is the date of interest rate adjustment.

(2) Adjustment of fixed daily interest rate

As of the value date, the first date of interest rate adjustment will be determined as the / day of the first / month after the loan is granted, and the interest rate will be adjusted every / (1/3/6/12) months after the first date of interest rate adjustment. The date of interest rate adjustment is the date corresponding to the first date of interest rate adjustment in the adjustment month. If there is not a date corresponding to the first date of interest rate adjustment in the adjustment month, the last day of the adjustment month is the date of interest rate adjustment.

3. The floating interest rate, that is, / % (upwards/ downwards) floating on the basis of benchmark interest rate / LIBOR / HIBOR, plus / minus / base point (1 base point = 0.01%), the interest rate of the loan will vary together with the change of benchmark interest rate. The date of interest rate adjustment is referred to as the date of benchmark interest rate adjustment and Party B will not notify Party A and the guarantor of it separately.

4. Others: / .

II. Default Interest

The default interest rate under the contract is the annual interest rate.

1. If Party A fails to use the loan according to the usages agreed under the contract, the default interest should be charged for the part of the loan used in violation of the contract during the period of default at the applicable interest rate for the loan at that time plus 100%.

2. If Party A fails to repay the loan on schedule or perform the obligation of repayment under the contract, the default interest should be charged for the overdue loan during the overdue period at the applicable interest rate for the loan at that time plus 50%.

3. If Party A fails to use the loan in accordance with the usages agreed in the contract or does not repay the loan on schedule, it should be punished severely.

III. The so-called benchmark interest rate under the contract refers to the interest rate of the loan with the same term promulgated by the People’s Bank of China on the value date; thereafter, when the interest rate of loan or the default interest rate is adjusted in accordance with the foregoing provisions of the contract, the benchmark interest rate is the interest rate of the loan with the same term promulgated by the People’s Bank of China at the same day as the adjustment date; if the People’s Bank of China does not promulgate the interest rate for the loan wit the same term any longer, the benchmark interest rate refers to the interest rate of the loan with the same term publicly recognized by the interbank or promulgated by Party B on the date of interest rate adjustment, unless otherwise agreed by both parties.

Libor refers to the London interbank offered rate while Hibor refers to the Hong Kong interbank offered rate.

IV. The interest for the loan should be calculated from the date when the loan is transferred to Party A’s account. The interest for the loan under the contract should be calculated on a daily basis. If Party A is unable to pay the interest on schedule, the compound interest should be calculated and collected from the following day on. For the interest that Party A does not pay on schedule (including the interest corresponding to the principal of the loan wholly or partially due announced by Party B in advance, and the default interest, the compound interest should be calculated from the overdue date to the date when all the amounts are fully discharged.

V. Settlement of Interest

1. When the benchmark interest rate changes, Party B may adjust it according to the adjustment ways of interest rate agreed under the contract, the new benchmark interest rate for the loan with the same term and the original floating range and will not inform Party A of it any longer. If the interest rate of the loan is adjusted in the same interest period, the interest will not be calculated by segments;

2. The interest for the loan under the contract should be settled on a monthly basis and the date of interest settlement should be the 20th day of every month; and

3. For the one-off repayment of principal and interest, the date of repayment of principal and interest should be the settlement date.

VI. If Party A violates any provision or commitment under the contract, Party B has the right to adjust the floating range of interest rate for the loan as 100% upwards floating of benchmark interest rate (of benchmark interest rate / LIBOR / HIBOR), plus / minus / base point (1 base point = 0.01%). The floating range of adjusted interest rate will no longer be adjusted.

VII. During the validity period of the contract, if the State implements the control over and intervention in the interest rate of loan, the method of benchmark interest rate determination, the method of interest rate calculation and settlement and the floating range of interest rate, it is necessary for Party B to adjust the above-mentioned provisions of the contract without further consent of Party A, that is, Party B can modify the provisions of the contract concerning the interest rate in accordance with the latest national regulations promulgated by the State.

VIII. The interest as stipulated in the contract includes VAT, and the VAT rate is 6%.

Article 24 Application Date of Utilization

Party A’s first application date of utilization must be no later than May 4, 2019; and its last application date of utilization must not later than November 4, 2020.

Article 25 In addition to meeting the requirements as stipulated in Article 5 (2) hereof, it must be also meet the provisions as stipulated in current clause.

Article 26 Party B is entrusted to pay the loan funds via the bank settlement account opened by Party A at Party B (account name: Guangdong CarHouse E-Commerce Technology Co., Ltd. and account No.: **************).

Article 27 Determination of Payment Method

I. If any of the following conditions is met, the method of payment by Party B under entrustment should be adopted.

1. Where the payment object is clear and the amount of single payment is more than / (including);

2. Where the payment object is clear and the amount of single payment exceeds / % of the loan amount (including) under the contract;

3. Payment of full amount under entrustment.

II. If any of the following conditions is not met, the method of payment by Party A independently may be adopted with the consent of Party B.

Article 28 Refund

If the method of payment by Party B under entrustment is adopted, and the refund occurs in the opening bank of Party A’s transaction counterparty so that Party B cannot successfully pay the loan fund in time at the entrustment of Party A, Party B will not assume any liabilities for that and Party A’s obligation of repayment which has generated under the contract will not be affected any more. For the refunded amount, Party A should resubmit the power of payment attorney and relevant documents within 1 bank working day after receiving such refund notice.

Article 29 Reporting Obligations of Independent Payment

If the payment by Party A makes independently is adopted, the information on the payment of loan fund should be summarized and reported to Party B within / days (in the end of current month / current quarter) after such independent payment is made and the relevant data documents, including but not limited to bank statement and payment voucher, should be also submitted as required by Party B.

Article 30 Method of Repayment

If the loan under the contract is a medium- and long-term loan, Party A should repay Party B’s loan by installments, at least once every six months.

1. The above-mentioned loan should be repaid according to the 3rd one of the following methods:

(1) Repayment method of equal principal and interest;

(2) Repayment method of equal principal;

(3) One-time repayment of principal and the payment of interest by installments on maturity; and

(4) One-time repayment of principal and interest on maturity; and

(5) Other method of repayment: / .

2. If the repayment method of equal principal and interest, the repayment method of equal principal or one-time repayment of principal and the payment of interest by installments on maturity is adopted, Party A should repay the principal and interest of the loan by installments on a monthly basis (monthly / quarterly / semi-annual / yearly) since the loan is granted. There are 12 installments for the loan and the 20th day of every month (monthly/ quarterly / semi-annual / yearly) is the repayment date. If the granting date does not correspond to the repayment date, the amount at the first installment and the last installment should be calculated according to the number of actual days.

If Party A needs to change the repayment plan, Party A should apply it to Party B 30 bank working days prior to the date of interest settlement or the expiration of the loan and such change of repayment plan should be confirmed by both parties in written form.

Article 31 Repayment Account

The information on the account of repayment settlement as stipulated in Article 6 (4) is detailed as follows: Account name: Guangdong CarHouse E-Commerce Technology Co., Ltd. and account No.: *************).

Article 32 Account of Fund Withdrawal

The information on the account of fund withdrawal as stipulated in Article 6 (5) is detailed as follows: Account name: Guangdong CarHouse E-Commerce Technology Co., Ltd., account No.: ************* and opening bank: Bank of Dongguan).

Article 33 If Party A repays the principal in advance, it must submit a written application to Party B 30 bank working days in advance.

Article 34 Loan Extension

If Party A requires the loan to be extended, it should submit a written application to Party B 60 days before the loan under the contract is due.

Article 35 Loan Guarantee

I. For the debts owed by Party A to Party B under the contract, Party A and Party B agree that the following guarantee method should be adopted for the loan: (1) Guarantee Contract for Maximum Amount (Contract No.: D. Y. (0100) 2018 N. Z. G. B. Zi, No.: 027027 ); (2) Guarantee Contract for Maximum Amount (Contract No.: D. Y. (0100) 2018 N. Z. G. B. Zi, No.: 027030 ); (3) Mortgage Contract for Maximum Amount (Contract No.: D. Y. (0100) 2015 N. Z. G. D. Zi, No.: 023023) and (4) Mortgage Contract for Maximum Amount (Contract No.: D. Y. (0100) 2015 N. Z. G. D. Zi, No.: 023021), as well as any other guarantee ways as stipulated in the relevant guarantee contracts.

II. If Party A or the guarantor has an event which may, in the opinion of Party B, affect its ability to perform the contract, or the guarantee contract becomes invalid, cancelled or revoked, or the economic conditions of Party A or the guarantor becomes worse or Party A or the guarantor is involved in a major lawsuit or arbitration, or its ability to perform the contract may be affected due to other reason, or the guarantor has any default under the guarantee contract or any other contract signed with Party B, or the guaranteed property is depreciated, damaged, lost or closed down, so as that the guaranteed value weakens or is lost, Party b has the right to ask and Party A has the obligation to provide a new guarantee, replace the guarantor or take back the loan in advance.

Article 36. Other Matters Represented and Warrantied by Party A

In addition to the representations made for the matters as stipulated in Article 10 (1) hereof, Party A should also make the representations as follows:

/

In addition to the warranties made for the matters as stipulated in Article 10 (2) hereof, Party A should also make the warranties as follows:

/

☒ (This is an optional clause. If applicable, tick √ in the □; if not applicable, tick X in the □ ) Party A represents and warrants that there are no major lawsuits related to environmental and social risks; undertakes to comply with all the codes of conduct and performance compliance in respect to environmental and social risks; undertakes to establish and perfect a sound internal management system for the environmental and social risk; stipulates in details the responsibilities. Obligations and punishment measures for the relevant responsible personnel; undertakes to establish and perfect an emergency response mechanism and take measures for environmental and social risks ; undertake to set up special departments and / or designate specialized personnel to take the charge in environmental and social risk matters; undertakes to cooperate with Party B or any third party recognized by it in assessing and inspecting the borrower’ s environmental and social risks; undertakes to make appropriate response or take other necessary actions in face of strong doubts about the performance of the public or other stakeholders in controlling environmental and social risks; undertakes to urge any vital associated parties to strengthen management, thus preventing from the infection of environmental and social risks of associated parties; and undertakes to perform any other matters which may, in the opinion of Party B, be associated with the control of environmental and social risks.

Article 37 ☒ (This is an optional clause. If applicable, tick √ in the □; if not applicable, tick X in the □) Party A should fully report to Party B all relevant conditions immediately: all kinds of permits, approvals, and approvals related to environmental and social risks during the process of construction, construction, operation and shutdown; the assessment and inspection made by the environmental and social risks by the environmental and social risk regulatory authority or the institution recognized by it to Party A’s environmental and social risks; supporting construction and operating conditions of environmental facilities; discharge and compliance of pollutants; the safety and health of employees; major complaints and protests from neighboring communities against Party A; major environmental and social claims; and any other major conditions that may, in the opinion of Party B, be associated with environmental and social risks.

Article 38 ☒Disclosures for the related transactions made within the group to which Party A is affiliated. (This is an optional clause. If applicable, tick √ in the □; if not applicable, tick X in the □)

I. Party A falls into the group customers recognized by Party B in accordance with the Guidelines of Commercial Banks for the Risk Management of Group Customer Credit-granting Business. Party A should report to Party B the conditions of any related transaction that accounts for more than 10% of Party A’s net assets, including but not limited to:

1. The relationship between the parties to the transaction;

2. The transaction item and the nature of transaction;

3. The amount of the transaction or the corresponding proportion; and

4. Pricing policies (including transactions without amounts or only with a symbolic amount).

II. If Party A has one of the following circumstances, Party B has the right to unilaterally decide to stop paying Party A the loan which has not been used yet, recover the principal and interest of loan wholly or partially in advance and take other measures according to law:

1. To provide any false materials or conceal important operating and financial facts;

2. To change the original usage of the loan without the consent of Party B, misappropriate the loan or engage in illegal transactions or illegal trading by making use of bank loans;

3. To discount, pledge or cash out any bank fund or granting-credits by making use of false contracts with related parties or the creditor’s rights including bills receivables and accounts receivable which have no real trading backgrounds;

4. To refuse to accept Party B’s supervision and inspection to the usage conditions of its credit fund and relevant operating and financial activities;

5. To have any major merger, acquisition and / or reorganization, etc. which may, in the opinion of Party B, affect the safety of loan;

6. To intentionally evade the claims from the bank through related transactions; and

7. Other major defaults determined by Party B.

Article 39 Party A does not use the funds received for the agreed purpose, and the conditions of fund withdrawal does not meet the agreement or the financial indicators agreed by Party A: / .

Article 40 Applicable Law and Resolution of Dispute

I. The conclusion of the contract, effectiveness, interpretation, performance and dispute resolution should be applicable to the Laws of the People’s Republic of China.

II. Any dispute arising from the performance of the contract should be firstly settled by Party A and Party B through negotiations; if such negotiation fails, it may be settled through the 1st one of following methods:

1. To file a lawsuit to the People’s Court where Party B is located or apply for enforcement;

2. To file a lawsuit to the place where the contract is signed or apply for enforcement;

3. Through the ways of arbitration, submit it to / (filled in with the name of the Arbitration Committee) for □public trial □ written trial; if a written trial is selected, the trial should be conducted by a sole arbitrator.

4. Others: / ______________________________________________________________________________________

If the dispute does not affect the performance of other terms and conditions under the contract during the period of dispute resolution, the other terms and conditions hereof should be continually performed.

Article 41 Supplementary Rules

I. Following annexes and any other annexes jointly confirmed by both parties will form an integral part of the contract and have the same legal effect as the contract:

1. Application of Utilization \ Application of Credit-granting Limit;

2. Power of Payment Attorney (if any);

3. Loan receipts or vouches or other creditor’s rights and debt certificates; and

4. / _____________________________________________________________________________________________

II. Party A hereby confirms that all the documents including notices, instruments and letters issued by Party B, the judiciary or arbitration authority to Party A, including but not limited to the instruments for the first instance, second instance, retrial, enforcement procedures and arbitration as well as the letter sent by Party B to Party A for debt calls and / or the notice announcing that the loan is due ahead of time, may be sent by registered mail, facsimile, by courier or in any other form of communication. The relevant documents should be sent to the address as follows:

Party A’s address: Rm. 4801-4810, Taishang Building, No. 11 Dongguan Avenue, Huolianshu Community, Dongcheng District, Dongguan City

Postal Code: 523000 Attention: Jiang Haitao

Tel.: 13602314140 Fax: / _______________________

If there is any change in the above-mentioned matters, the related party should notify Party B of it in written form within 5 days after such change. Otherwise, the documents including various kinds of notices and letters which are addressed to the above-mentioned address should be deemed to have been served.

If Party A cannot receive the legal instruments due to the inaccurate service address confirmed by Party A, or failure to inform Party B of the changed service address for confirmation according to the procedures or the condition that Party A or its designated recipient refuses to sign and receive it, Party A should solely assume any legal consequences arising from such ineffective service. If served by mail, the date on which the document is returned should be deemed as the date of service; if it is served directly by a court or the arbitration authority, the date on which the person states the situation on the service certificate should be deemed as the date of service; if the service is served directly by Party B’s working personnel, the date when the relevant information on the recipient’s address are recorded should be deemed as the date of service; and if sent by fax, the date indicated in the successful receipt should be deemed as the date of service .

III. If Party B needs to entrust any other institution of Bank of Dongguan Co., Ltd. to perform its rights and obligations under the contract due to business needs, or assign the credit-granting business under the contract to any other institution of Bank of Dongguan Co., Ltd. to undertake and manage, to which Party A expresses its consent. The other institution of Bank of Dongguan Co., Ltd. authorized by Party B, or the other institutions of Bank of Dongguan Co., Ltd. that undertakes and manages the credit-granting business under the contract should have the right to exercise all the rights under the contract, and also have the right to lodge a lawsuits to the court or submit an arbitral award or apply for enforcement with respect to disputes under the contract in the name of the institution .

IV. The contract is made in duplicate, one of which should be kept by Party A and Party B respectively, and / by the relevant registration department for filing, and which will have the same legal effect.

Article 42 Other Provisions (if the blank space is insufficient, additional pages may be added)

I. Party A should use the settlement account opened at Party B as its major bank settlement account, so that the sales proceeds formed by Party B’s credit-granting funds must be withdrawn to the account and be subject to Party B’s supervision; Party A should not make any external mortgages (pledges) over its core assets including machinery equipment, inventory and the accounts receivables without the written consent of Party B during the period when Party B is paid off. During the credit-granting period of Party B, the newly-increased credit-granting conditions made by Party A in any other banks should not be superior to Party B. Otherwise, Party A must pay back the loan to Party B in advance.

II. Prepayment

(1) In case of prepayment, the lender should be notified of it in written from 30 days in advance and the lender has the right to charge the liquidated damages against the borrower or ☑ exempt the borrower from the liquidated damages due to prepayment.

(2) If the lender charges the liquidated damages due to prepayment, the liquidated damages should be collected from the borrower in one time in accordance with the monthly interest rate for the loan as stipulated in the contract. The formula for the liquidated damages is: Liquidated damages = The amount of prepaid principal x the remaining repayment installment of the loan (calculated on a monthly basis. If less than a month, it should be calculated as one-month standard) x the monthly interest rate for the loan under the contract.

(3) After Party A uses the credit-granting limit for the first time, Party B should carry out the settlement business if the limit reaches the financing proportion within half a year. (Guangdong CarHouse E-Commerce Technology Co., Ltd. [Corporate seal affixed here])

(There are no texts below)

(The page is used as signatory page)

Party A (signature and seal) [Corporate seal affixed here]

Legal representative (person in charge)

Or authorized agent (signature or seal) /s/ Haitao Jiang

Guangdong CarHouse E-Commerce Technology Co., Ltd.(seal)

Party B(signature and seal): [Corporate seal affixed here]

Legal representative (person in charge)

Or authorized agent (signature or seal) /s/ Xuefeng Wu

Bank of Dongguan Co., Ltd. Zhongxinqu Branch (seal)

Date of Signing: November 28, 2018

/s/ Witnesses of Bank of Dongguan Co., Ltd. Central District

Complaint and Supervision Hotline of Bank of Dongguan Co., Ltd.: 40011 – 96228